Exhibit 10.107

1999 Equity Incentive Plan
Incentive Stock Option Award Notice

Number of Shares «shares»
Date of Grant «grant_date»
Option Price Per Share «price»
Expiration Date «expiration»
Stock Option No. «grant_number»

This certifies that «First» «Last» (the “Award Recipient”) has the right to purchase up to the Number of Shares of Common Stock of Aspect Communications Corporation, a California corporation (“Aspect”), for the Option Price Per Share on or before the Expiration Date, according to the terms and conditions set forth in the Agreement for an Incentive Stock Option.

[Insert Vesting Schedule].

By clicking the “Accept” button, Award Recipient accepts the Option according to the stated terms and conditions, including those set forth in the Agreement for an Incentive Stock Option granted under the 1999 Equity Incentive Plan.

Aspect Communications Corporation

President and Chief Executive Officer

AGREEMENT FOR AN INCENTIVE STOCK OPTION GRANTED UNDER THE
1999 EQUITY INCENTIVE PLAN

Grant of Option Aspect grants to the Award Recipient an Incentive Stock Option (meaning, an option intended to be an Incentive Stock Option under the requirements of Section 422 of the United States Internal Revenue Code) to purchase up to the Number of Shares of Aspect Common Stock at the Option Price Per Share, in each case as stated in the Award Notice, according to the terms, definitions and provisions of the Aspect 1999 Equity Incentive Plan (the “Plan”), which is incorporated by reference into this Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. Capitalized terms used herein but not defined have the meanings ascribed to them in the Plan. If any portion of this Option does not or cannot qualify as an Incentive Stock Option under Applicable Law, then such portion that does not so qualify shall be treated for all purposes as a Nonstatutory Stock Option.

Option Nontransferable Only the Award Recipient may exercise this Option during his or her lifetime. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms and conditions of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Award Recipient.

Exercise of the Option The Award Recipient may elect to purchase vested shares of Aspect Common Stock from Aspect by exercising this Option. The purchase of vested Option shares is described as an “exercise” of this Option. The Award Recipient is advised of the following provisions that apply to any exercise of this Option:

     - Calculating Number of Exercisable Shares The number of shares eligible for exercise on a given date is determined by calculating the total number of shares that are vested and eligible for exercise as set forth in the Award Notice at that date and subtracting the number of shares of this Option previously exercised.

     - No Fractional Shares The Option may not be exercised for a fraction of a share. If at any date the calculation of the number of shares exercisable results in a whole number and a fraction, only the whole number of shares may be exercised at that date.

     - Expiration Date The Option may not be exercised in any case after the Expiration Date stated on the face of this Award Notice.

     - Early Termination of Option The Option may be exercised for up to the number of shares that are vested and eligible to be exercised as of the last day of the Award Recipient’s Continuous Service Status with Aspect or one of its eligible subsidiaries. No additional shares shall become vested and exercisable thereafter. Following termination of Continuous Service Status, shares that were vested and exercisable as of the last day of Continuous Service Status shall remain exercisable for 60 days beyond such last day. If the Award Recipient’s employment terminates by reason of permanent disability or if the Award Recipient dies while holding this Option, then the Award Recipient or his or her personal representative or beneficiaries may exercise up to the number of shares eligible on the last date of employment within six months after such termination of employment or death. If the Award Recipient’s Continuous Service Status terminates under certain circumstances related to his or her permanent disability, death or retirement, then the Award Recipient (or his or her personal representative or beneficiaries, as the case may be) may exercise the Option for up to the number of shares that are vested and eligible to be exercised under such circumstances for the applicable period specified in Section 10(c), 10(d) or 10(e) of the Plan.

Payment The amount of payment required to exercise this Option is equal to the product of the number of shares being exercised times the Option Price Per Share. Payment for the exercise price may be by personal check or wire transfer from the Award Recipient, or to the extent the Company is permitting such program on the date of exercise through a cashless-brokered exercise/same-day sale arrangement through a participating stockbroker.

Mechanics of Exercise To exercise the Option through a cash exercise, the Award Recipient should contact Aspect’s Stock Administration Department at stockadministration@aspect.com. To exercise the Option through a cashless-brokered exercise/same-day sale arrangement, the Award Recipient should log on to his or her E*Trade account at etrade.com. Following completion of appropriate Option exercise documents and delivery of payment, stock administration will coordinate with Aspect’s stock transfer agent to send the Award Recipient or his or her broker the appropriate number of shares.

Sales and Dispositions Subject to the Company’s Trading Policy and the general prohibition on trading in Company securities on the basis of material nonpublic information about the Company and its business, the Award Recipient may sell, gift or otherwise dispose of the shares received on exercise of this Option. Note that a cashless-brokered exercise/same-day sale arrangement involves a public sale of shares and may result in adverse tax consequences with respect to an Incentive Stock Option.

Merger, Dissolution, Etc. This Option may terminate early in the event of certain Corporate Transactions, as reflected in Section 14(b) and 14(c) of the Plan.

Adjustments in Option Shares The existence of this Option shall not in any way restrict the right of Aspect to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. If any change is made to Aspect’s outstanding common stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Company) the Board of Directors may make appropriate adjustments to the kind, price per share, and maximum number of shares subject to this Option. Adjustments made by the Board of Directors will be final, as set forth in Section 14(a) of the Plan.

Employment Rights Nothing in this stock Option award or in the Plan shall confer upon the Award Recipient any right to continue in the employment or service of Aspect or any of its subsidiaries for any period of specific duration or otherwise restrict in any way the rights of Aspect, its subsidiaries, or the Award Recipient to terminate such employment or service relationship at any time for any reason.

Compliance with Laws No shares will be issued in response to a notice of exercise of this Option unless the exercise of the Option and the issuance of the shares shall comply with Applicable Law. The Company will have no liability for failure to issue shares upon attempted exercise of this Option if it cannot do so in compliance with the Applicable Laws.

Acknowledgements By clicking the “Accept” button, the Award Recipient acknowledges receipt of a copy of the Plan and the Plan Prospectus, and accepts this Option subject to all of the terms and conditions of the Plan. The Award Notice, this Agreement, and the Plan constitute the entire agreement of the parties as to the subject matter hereof, and supersede all prior understandings, undertakings and agreements among the parties, with respect to the Option, the shares and all matters related thereto. The Award Recipient agrees to accept as final and binding all decisions and interpretations of the Board of Directors of Aspect or a Committee thereof, upon any questions arising under the Plan or with respect to this Option.

Notification of Address Change The Award Recipient agrees to notify Aspect’s Human Resources Department of any change in mailing address to facilitate correspondence about this Option.

Withholding Taxes As a condition to the exercise of Options granted hereunder, the Award Recipient shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax or similar obligations that may arise in connection with the exercise, receipt or vesting of such Option, or with the disposition of shares following exercise of the Option. The Award Recipient agrees that, if necessary to cover any tax withholding obligations of the Award Recipient upon exercise of the Option, the Company may withhold the appropriate amount from his or her cash compensation at or after the time of such exercise. The Company shall not be required and shall have no liability for failure to issue any shares pursuant to this Option until the Award Recipient has satisfied any tax withholding or similar obligation.

Governing Law. The Option, and all determinations made and actions taken with respect thereto, shall be governed by the substantive laws, but not the choice of law rules, of the state of California.